Exhibit 10.13

AGENCY AGREEMENT

December 28, 2006

Yukon Gold Corporation, Inc.
55 York Street, Suite 401
Toronto, Ontario
M5J 1R7

Attention: Paul Gorman

Dear Sirs:

The undersigned, Northern Securities Inc. (the "Agent") understands that the Company is prepared to issue and sell non-FT Special warrants (the "Non-FT Special Warrants") at a price of 0.90 per Non-FT Special Warrant, and flow-through Special warrants (the "FT Special Warrants") at a price of 1.05 per FT Special Warrant, for aggregate gross proceeds of up to $6,000,000 (the Non-FT Special Warrants and FT Special Warrants, together with any special warrants to be issued pursuant to the Agent's Option (as defined below), are referred to herein as the "Special Warrants").

In addition, the Company hereby grants to the Agent an option (the "Agent's Option") for the Agent to increase the size of the offering by an additional $2,000,000 of any combination of Non-FT Special Warrants and/or FT Special Warrants. The Agent's Option may be exercised in whole or in part at the sole discretion of the Agent at any time until 48 hours prior to the Special Warrant Closing Time by delivery to the Company by the Agent of the Option Exercise Notice (as hereinafter defined).

Based upon the understanding of the Agent set out above and upon the terms and subject to the conditions contained hereinafter, upon the acceptance hereof by the Company, the Company hereby appoints the Agent to act as agent of the Company to solicit, on a best efforts basis, offers to purchase the Special Warrants, and the Agent hereby agrees to act as such Agent. It is understood and agreed that the Agent is under no obligation to purchase any of the Special Warrants, although it may subscribe for and purchase Special Warrants if it so desires.

Subject to the approval of the TSX (as defined below) and receipt of shareholder approval:

(i)	each FT Special Warrant is exercisable into one Flow-Through Share (as defined below) in the capital of the Company (subject to adjustment in certain circumstances) and

(ii)
each Non-FT Special Warrant is exercisable into one unit (a "Unit") comprised of one common share (a "Unit Share") in the capital of the Company (subject to adjustment in certain circumstances) and one common share purchase warrant (a "Warrant") with each Warrant being exercisable into one common share (a "Warrant Share") in the capital of the Company (subject to adjustment in certain circumstances) at an exercise price of $1.05 at any time until the 24 month anniversary of the Special Warrant Closing Date (as defined below) (the Flow-Through Shares, Unit Shares and Warrants issuable on exercise of the Special Warrants are collectively referred to as the "Underlying Securities" and individually as an "Underlying Security"), in each case, without payment of any additional consideration at any time on or before 5:00 p.m. (Toronto time) on the date (the "Expiry Date") which is the earlier of:

(i)
the 3rd Business Day (as defined below) after a receipt is issued under the Mutual Reliance Review System for a Final Prospectus (as defined below) qualifying the issue of Underlying Securities to be issued upon the exercise of the Special Warrants and the Underlying Broker Securities (as defined below) issuable upon exercise of the Special Broker Warrants and FT Special Broker Warrants (each as defined below) filed in each of the offering jurisdictions in Canada within which purchasers of Special Warrants are resident (the "Qualifying Jurisdictions") and a Registration Statement (as defined below) on Form SB-2 is declared effective by the SEC (as hereinafter defined) in the United States in respect of the Special Warrants and Special Broker Warrants; and

(ii)	the first Business Day following the date which is 4 months after the Special Warrant Closing Date;

and Special Warrants not exercised prior to the Expiry Date will be automatically exercised without any further action on the part of the holders immediately prior to the Expiry Date. The Company shall prepare and file, in accordance herewith, a Preliminary Prospectus (as defined below) and a Final Prospectus (collectively, the "Prospectus") in order to qualify the Underlying Securities issuable on the exercise or automatic exercise of the Special Warrants and the Underlying Broker Securities issuable upon exercise of the Special Broker Warrants and FT Special Broker Warrants (the "Prospectus Qualification"), to the extent permitted by law and applicable securities regulatory authorities, for distribution in each of the Qualifying Jurisdictions. The Purchasers (as hereinafter defined), Agent and other holders (including subsequent transferees) of the Special Warrants (and any holders of Registrable Securities) (as hereinafter defined) will be entitled to the benefits of the registration rights agreement, to be dated as of the Closing Date (the "Registration Rights Agreement"), among the Company and the Agent, in the form attached hereto as Schedule "C".

In consideration of the services to be rendered by the Agent in connection with the offering of the Special Warrants and all other matters in connection with the issue and sale of the Special Warrants and the issue of the Underlying Securities, the Company shall pay to the Agent a fee and grant the Agent, Special Broker Warrants and FT Special Broker Warrants in accordance with the provisions of paragraph 8.

The offering of the Special Warrants is conditional upon and subject to the additional terms and conditions set forth below.

1  Interpretation

1.1  In this Agreement and the Schedules hereto, in addition to the terms defined above, unless otherwise indicated or unless the context otherwise requires, the following terms shall have the following meanings:

"Act" means the Income Tax Act (Canada), as amended from time to time and all rules and regulations made pursuant thereto;

"affiliate" has the meaning ascribed thereto in the Securities Act (Ontario);

"Agent" has the meaning ascribed thereto on the first page of this Agreement;

"Agent's Option" has the meaning ascribed thereto on the first page of this Agreement;

"Agreement" means this agreement and includes the schedules hereto, as modified, amended or supplemented from time to time;

"AIF" means the annual report of the Company under the Exchange Act on Form 10-KSB in respect of its fiscal year ended April 30, 2006;

"Ancillary Documents" means all agreements, indentures, certificates (including the certificates representing the Special Warrants, Special Broker Warrants and FT Special Broker Warrants) and other documents (including the Prospectus and any Supplementary Material) executed and delivered, or to be executed and delivered, by the Company in connection with the transactions contemplated by this Agreement and the Subscription Agreements and includes the Subscription Agreements;

"Broker Shares" has the meaning given to it in subsection 8(b) of this Agreement;

"Broker Warrants" has the meaning given to it in subsection 8(b) of this Agreement;

"Broker Warrant Shares" has the meaning given to it in subsection 8(b) of this Agreement;

"Business Day" means a day which is not a Saturday, a Sunday or a statutory or civic holiday, or a day on which commercial banks are not open for business in the City of Toronto, Canada;

"Canadian Exploration Expenses" or "CEE" means Canadian exploration expense described in paragraph (f) of the definition of "Canadian exploration expense" in subsection 66.1(6) of the Act, excluding (i) amounts which are prescribed to constitute "Canadian exploration and development overhead expense" under the Act, (ii) CEE to the extent of the amount of any assistance described in paragraph 66(12.6)(a) of the Act, (iii) any expenditures described in paragraph (b.1) of subsection 66(12.6) of the Act, and (iv) any expenses for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition "expense" in subsection 66(15) of the Act;

"Claim" has the meaning ascribed to it in paragraph 13(c);

"Commitment Amount" means the gross proceeds from the sale of the FT Special Warrants;

"Common Share" means a common share in the capital of the Company;

"Company" has the meaning ascribed thereto on the first page of this Agreement;

"Company's Auditors" means Schwartz Levinsky Feldman;

"Disclosure Documents" means all information regarding the Company that is, or becomes, publicly available on SEDAR and EDGAR, including the Financial Statements and the AIF;

"distribution" means distribution or distribution to the public, as the case may be, as those terms are defined in Canadian Securities Laws;

"Engagement Letter" means the engagement letter dated November 22, 2006 between the Company and the Agent, and any amendments thereto;

"Exchange Act" means the Securities Exchange Act of 1934, as amended;

"Expenditure Period" means the period commencing on the Special Warrant Closing Date and ending on the earlier of:

I.	the date on which the Commitment Amount has been fully expended in accordance with the terms hereof; and

II.	December 31, 2007;

"Expiry Date" has the meaning ascribed thereto on the second page of this Agreement;

"Final Prospectus" has the meaning ascribed to it in paragraph 2.8;

"Financial Statements" means the audited consolidated financial statements of the Company for the fiscal year ended April 30, 2006 and the unaudited interim financial statements of the Company for the six months ended October 31, 2006, prepared in accordance with U.S. generally accepted accounting principles;

"Flow-Through Mining Expenditure" means an expense which is a "flow-through mining expenditure" as defined in subsection 127(9) of the Act;

"Flow-Through Shares" means the Common Shares issuable on the exercise or deemed exercise of FT Special Warrants that will qualify as "flow-through shares" as such term is defined in subsection 66(15) of the Act and the Proposed Amendments;

"FT Broker Share" has the meaning given to it in subsection 8(b) of this Agreement;

"FT Broker Warrant" has the meaning given to it in subsection 8(b) of this Agreement;

"FT Special Warrants" has the meaning ascribed thereto on the first page of this Agreement;

"FT Special Broker Warrants" has the meaning given to it in subsection 8(b) of this Agreement;

"Indemnified Party" and "Indemnified Parties" have the meanings ascribed thereto in paragraph 13(a);

"Indemnifier" has the meaning ascribed thereto in paragraph 13(a);

"Investment Company Act" means the United States Investment Company Act of 1940, as amended;

"Joint Ventures" means the entities that are, or will on or before the Special Warrant Closing Time be, the direct and indirect joint venture interests of the Company;

"Material Adverse Effect" means any change, fact, or state of being which could reasonably be expected to have a material and adverse effect (actual or anticipated, whether financial or otherwise) on the business, affairs, operations, Properties, Permits, assets, liabilities (contingent or otherwise), capital, results of operations or condition (financial or otherwise) of the Company and the Subsidiary, considered as a whole;

"misrepresentation", "material fact", "material change" and "distribution" have the respective meanings ascribed to them in the Securities Act (Ontario);

"NI 51-102" means National Instrument 51-102 of the Canadian Securities Administrators, and includes any replacements or modifications thereof;

"Non-FT Special Warrants" has the meaning ascribed thereto on the first page of this Agreement;

"Offering" means the offering of Special Warrants contemplated by this Agreement;

"Option Exercise Notice" means the written notice to be delivered to the Company by the Agent not less than 48 hours prior to the Special Warrant Closing Time specifying the aggregate number of Special Warrants in respect of which the Agent wishes to exercise the Agent's Option;

"Permits" means the permits set out in Schedule "B" in respect of each Property;

"Person" means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of any nature or kind whatsoever;

"Preliminary Prospectus" has the meaning ascribed to it in paragraph 2.7;

"Principal-Business Corporation" means a principal-business corporation as defined in subsection 66(15) of the Act;

"Properties" means the material mineral properties and projects of the Company and the Subsidiary as more particularly set out in Schedule "B" and "Property" means any one of them;

"Proposed Amendments" means the draft legislation to amend the Act and regulations thereto announced by the Minister of Finance (Canada) on December 20, 2002 and November 9, 2006;

"Prospectus" means the Preliminary Prospectus and the Final Prospectus, collectively;

"Prospectus Qualification" has the meaning ascribed thereto on the second page of this Agreement;

"Purchasers" means the persons who as purchasers acquire Special Warrants by duly completing and executing the Subscription Documents, and permitted assignees or transferees of such persons from time to time;

"Qualification Deadline" means the day that is 60 days following the Special Warrant Closing Date;

"Qualifying Date" means the date on which (i) the last of the receipts is issued by the securities regulatory authorities in each of the Qualifying Jurisdictions for a Final Prospectus qualifying the issuance of the Underlying Securities and Underlying Broker Securities and (ii) a Registration Statement on Form SB-2 is declared effective by the SEC in the United States in respect of the Special Warrants and Special Broker Warrants;

"Qualifying Expenditures" means expenditures that are Canadian Exploration Expenses which qualify as Flow-Through Mining Expenditures, and which are made or incurred after the Special Warrant Closing Date and on or before December 31, 2007, which may be renounced as CEE by the Company pursuant to subsection 66(12.6) of the Act in accordance with subsection 66(12.66) of the Act with an effective date not later than December 31, 2006 and in respect of which, but for the renunciation, the Company would be entitled to a deduction from income for income tax purposes;

"Qualifying Jurisdictions" has the meaning ascribed thereto on the second page of this Agreement;

"Registration Rights Agreement" shall have the meaning ascribed to such term on the second page of this Agreement;

"Registration Statement" means the registration statement of the Corporation to be filed with the SEC in order to register, or register the resale of, the Registrable Securities, as applicable, as such Registration Statement is amended from time to time

"Registrable Securities" means the Flow-Through Shares, Unit Shares, the Warrant Shares, the Broker Shares, the Broker Warrant Shares and the FT Broker Shares;

"Regulation D" means Regulation D under the U.S. Securities Act;

"Regulation S" means Regulation S under the U.S. Securities Act;

"SEC" means the United States Securities and Exchange Commission;

"Securities Laws" means all applicable securities laws in each of the Qualifying Jurisdictions and the respective rules and regulations made thereunder, together with applicable published policy statements, instruments, orders and rulings of the securities regulatory authorities in such provinces the applicable policy statements issued by the securities regulators in the Qualifying Jurisdictions, the securities laws of the United States, any applicable States and any jurisdictions outside of Canada and the United States, the regulations and rules thereunder and the forms prescribed thereby and the rules of any applicable stock exchange;

"Securities Regulators" means the securities commissions or other securities regulatory authorities of the Qualifying Jurisdictions, including the SEC, or, as the context may require, any one or more of the Qualifying Jurisdictions;

"SEDAR" means the System for Electronic Document Analysis and retrieval established by National Instrument 13-101 of the Canadian Securities Administrators;

"Special Warrant Certificates" means the certificates evidencing the Special Warrants and setting forth their terms and conditions;

"Special Warrants" has the meaning ascribed thereto on the first page of this Agreement;

"Special Broker Warrants" has the meaning given to it in subsection 9(b) of this Agreement;

"Special Warrant Closing" means the completion of the issue and sale by the Company, and the purchase by the Purchasers, of the Special Warrants pursuant to the Subscription Agreements;

"Special Warrant Closing Date" means December 28, 2006 or such other date(s) as the Company and the Agent may agree upon for the Special Warrant Closing;

"Special Warrant Closing Time" means 11:00 a.m. (Toronto time) on the Special Warrant Closing Date or such other time on the Special Warrant Closing Date as the Company and the Agent may agree;

"Subscription Agreements" means the subscription agreements, in the form agreed upon by the Company and the Agent, pursuant to which Purchasers agree to subscribe for and purchase Special Warrants;

"Subscription Documents" means, with respect to a Purchaser, a Subscription Agreement duly completed by the Purchaser together with all applicable duly completed schedules to the Subscription Agreement in the forms attached thereto and any other forms required under Securities Laws or any other applicable laws;

"Subsidiary" means Yukon Gold Corp.;

"Supplementary Material" has the meaning ascribed thereto in paragraph 2.12;

"TSX" means the Toronto Stock Exchange;

"Underlying Broker Securities" has the meaning given to it in subsection 9(b) of this Agreement;

"Underlying Securities" has the meaning ascribed thereto on the second page of this Agreement;

"Unit" has the meaning ascribed thereto on the second page of this Agreement;

"Unit Broker Warrants" has the meaning given to it in subsection 9(b) of this Agreement;

"United States" and "U.S." means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

"Unit Share" has the meaning ascribed thereto on the second page of this Agreement;

"U.S. Securities Act" means the United States Securities Act of 1933, as amended;

"Warrant" has the meaning ascribed thereto on the second page of this Agreement; and

"Warrant Share" has the meaning ascribed thereto on the second page of this Agreement.

1.2  Business Days. Where any action or step is to be taken or completed on or by a specified date, and such date is not a Business Day in the applicable jurisdiction, then such action or step may be taken or completed on the next following Business Day.

1.3  Plural and Gender. Whenever used in this Agreement, words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender and neuter.

1.4  Currency. All references to monetary amounts in this Agreement are to lawful money of Canada unless otherwise specified.

1.5  Schedules. The following schedules are attached to this Agreement and are deemed to be a part of and incorporated into this Agreement:

Schedule	Title
A	Subsidiary
B	Properties and Permits
C	Registration Rights Agreement

2  Terms and Conditions

2.1  Sale on Exempt Basis. The Special Warrants will be distributed in the Qualifying Jurisdictions in compliance with the Securities Laws and only to such Purchasers and in such manner to reasonably ensure that, pursuant to the provisions of applicable Securities Laws, no prospectus (as such term is defined in Canadian Securities Laws) or other similar document need be filed or delivered in connection therewith. The Agent covenants with the Company that it will: (i) obtain from each Purchaser appropriate executed Subscription Documents; (ii) ensure that any selling agent appointed by the Agent in connection with sales of Special Warrants agrees with the Agent to comply with the covenants and obligations of the Agent contained herein; and (iii) execute and deliver to the Company, subject to the terms and conditions of this Agreement, any certificate required to be executed by them under Canadian Securities Laws in connection with the Prospectus and any Supplementary Material provided that the Agent is satisfied, acting reasonably, that it is appropriate and responsible to do so.

2.2  Legal Compliance. The Company undertakes to file or cause to be filed, within the time periods stipulated by Securities Laws, all forms, undertakings and other documents required to be filed by the Company under Securities Laws in connection with the purchase and sale of the Special Warrants, the issue of the Agent's Option and the issue of the Special Broker Warrants and FT Special Broker Warrants so that the distribution of the Special Warrants, the Underlying Securities and the Underlying Broker Securities may lawfully occur without the necessity of filing a prospectus or similar document in Canada. All fees payable in connection with such filings shall be at the sole expense of the Company. The Company further agrees to comply with all Securities Laws and applicable stock exchange requirements (including those of the TSX) in connection with the distribution of the Special Warrants, the Agent's Option, the Underlying Securities, the Special Broker Warrants, the FT Special Broker Warrants and the Underlying Broker Securities.

2.3  Restrictions on Sales Outside the Qualifying Jurisdictions. The Agent agrees not to distribute the Special Warrants in such manner as to require the filing of a prospectus or any similar document under the laws of any jurisdiction outside the Qualifying Jurisdictions other than the Registration Statement on Form SB-2 which is contemplated herein. The Agent shall be permitted to offer the Special Warrants in any jurisdiction outside of Canada and the United States as may be permitted by applicable laws provided that no prospectus, registration statement or similar document is required to be filed in any such jurisdiction; in each case as the Agent and the Company determine appropriate. Any agreements between the Agent and the members of any selling group will contain restrictions which are substantially the same as those contained in this paragraph 2.3.

2.4  No Media. Subject to paragraph 15, neither the Company nor the Agent shall cause the sale of the Special Warrants to be advertised in printed media of general and regular paid circulation, radio or television or telecommunications, including electronic display, such as the Internet.

2.5  Securities Laws. The Agent covenants and agrees with the Company that it shall conduct, and shall use commercially reasonable efforts to cause its affiliates and any person acting on its behalf to conduct, activities in connection with arranging for the sale of the Special Warrants in compliance with applicable Securities Laws.

2.6  Toronto Stock Exchange. The Agent's obligation to complete the transactions contemplated herein shall be conditional upon the TSX conditionally approving for listing the Unit Shares, Flow-Through Shares, Warrant Shares, Broker Shares, FT Broker Shares and the Broker Warrant Shares on the terms and conditions contemplated herein and the Company will use its best efforts to obtain, prior to the Special Warrant Closing Date, the necessary approvals of the TSX in respect thereof on such conditions as are acceptable to the Agent, acting reasonably.

2.7  Preliminary Prospectus. The Company shall, as soon as practicable following the Special Warrant Closing Date and using its commercially reasonable efforts, prepare, file under applicable Securities Laws of each of the Qualifying Jurisdictions and obtain a receipt for, a preliminary short form prospectus (the "Preliminary Prospectus") in form and substance satisfactory to the Company and the Agent, each acting reasonably, and shall prepare and file other related documents (including the Registration Statement on Form SB-2) relating to the proposed distribution and issuance of the Underlying Securities and the Underlying Broker Securities (excluding any warrants in the case of the Registration Statement). The Agent shall co-operate in such filing including by signing the relevant certificate required to be signed by them provided that they are satisfied, acting reasonably, with their due diligence investigation of the Company and the Subsidiary and as to disclosure requirements of applicable Securities Laws having been fulfilled by the Company.

2.8  Final Prospectus. The Company shall, using its commercially reasonable efforts, as soon as practicable after all comments of applicable securities regulatory authorities have been satisfied with respect to the Preliminary Prospectus, prepare, file under applicable Securities Laws of each of the Qualifying Jurisdictions and obtain, prior to the Qualification Deadline, a receipt for, a (final) short form prospectus (the "Final Prospectus") in form and substance satisfactory to the Company and the Agent, each acting reasonably, and fulfil and comply with, to the satisfaction of the Agent's counsel, acting reasonably, all applicable Securities Laws to be fulfilled or complied with by the Company in order to qualify the distribution and issuance of the Underlying Securities and the Underlying Broker Securities after the Qualifying Date in the Qualifying Jurisdictions. Notwithstanding the foregoing sentence of this paragraph 2.8, if receipts for the Final Prospectus are not issued by the securities regulatory authorities of the Qualifying Jurisdictions (or the SEC has not cleared the Registration Statement on Form SB2) on or before the Qualification Deadline, the Company will continue to use its commercially reasonable efforts to file a Preliminary Prospectus and a Final Prospectus (as applicable) in the Qualifying Jurisdictions (and to clear the Registration Statement on Form SB-2 with the SEC) and to obtain such receipts (or clearance) as soon as possible thereafter. The Agent shall co-operate in such filing including by signing the relevant certificates required to be signed by them provided that they are satisfied, acting reasonably, with their due diligence investigation of the Company and its Subsidiary and as to disclosure requirements of applicable Securities Laws having been fulfilled by the Company.

2.9  Registration Statement. The Company will use its commercially reasonable efforts, promptly following the Special Warrant Closing Date, to prepare and file with the SEC the Registration Statement on Form SB-2 (or, if Form SB-2 is not then available to the Company, on such form of registration statement as is then available) to effect a registration covering the resale of the Registrable Securities in an amount at least equal to the aggregate of the Registrable Securities. The Registration Statement also shall cover, to the extent allowable under the U.S. Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of common stock of the Company resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable.

2.10  Qualification Penalty. If the Qualifying Date does not occur on or before the Qualification Deadline, then the holders of the Special Warrants will receive upon exercise of each Special Warrant 1.1 Underlying Securities without payment of additional consideration.

2.11  Deliveries at Time of Filing. The Company shall deliver to the Agent contemporaneously with or prior to the filing of the Preliminary Prospectus, the Final Prospectus and the Registration Statement (as the case may be) with the applicable securities regulatory authority in each of the Qualifying Jurisdictions:

(a)	a signed copy of each of the Preliminary Prospectus, Final Prospectus or Registration Statement, as the case may be;

(b)	signed copies of any other document required to be filed by the Company at such time under the Securities Laws;

(c)
in the case of the Final Prospectus, a long-form comfort letter of the Company's Auditors, dated the date of the Final Prospectus addressed to the Agent, its counsel and the board of directors of the Company, in form and substance satisfactory to the Agent, acting reasonably, relating to the verification of certain financial and accounting information relating to the Company contained in the Final Prospectus and which shall be based on a review by the Company's Auditors to a date not more than two Business Days prior to the date of such letter and which letter shall be in addition to the auditors' report contained in the Final Prospectus and any comfort letter provided to the securities regulatory authorities, and also to the effect that the Company's Auditors are independent of the Company as required by Securities Laws; and

(d)
in the case of the Final Prospectus, a legal opinion from counsel to the Company addressed to the Agent to the effect that the Company is valid and subsisting under the laws of its jurisdiction of incorporation, the Company has the corporate power and capacity to authorize the signing of the Final Prospectus, the Final Prospectus has been duly authorized by the Company and has been duly signed by the proper officers of the Company for and on behalf of the Company, to counsel's knowledge there are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the Properties of the Company is subject, and as to such other matters as the Agent or its counsel may reasonably request.

2.12  Supplementary Material. The Company shall also prepare, allow the Agent to participate in the preparation of, and deliver promptly to the Agent duly signed copies of all amended or supplementary prospectuses or supplemental statements and related documents required to be filed by the Company under the laws of any Qualifying Jurisdiction or Securities Laws and of any amendment to the Preliminary Prospectus, Final Prospectus, Registration Statement or other document required to be filed under paragraph 2.11 (collectively, the "Supplementary Material"). The Prospectus, Registration Statement and the Supplementary Material shall be in form and substance satisfactory to the Agent, acting reasonably. In connection with the filing of any Supplementary Material, upon the request of the Agent, the Company shall deliver to the Agent and its counsel documents substantially similar to those contemplated in paragraph 2.11, which shall be in form and substance satisfactory to the Agent (acting reasonably).

2.13  Deliveries. The Company shall cause commercial copies of the Preliminary Prospectus, the Final Prospectus and the Registration Statement to be delivered to the Agent without charge, in such numbers and in such cities as the Agent may reasonably request to satisfy its reasonable requirements. Such delivery shall be effected as soon as practicable and, in any event, with respect to each of the Preliminary Prospectus and the Final Prospectus, on or before the date that is two Business Days after the filing thereof in the Qualifying Jurisdictions. The Company shall cause commercial copies of the Final Prospectus and any Supplementary Materials required to be delivered to each of the holders of Special Warrants.

2.14  Representation as to Prospectus, Registration Statement and Supplementary Material. Delivery of the Prospectus, Registration Statement and any Supplementary Material shall constitute a representation and warranty of the Company to the Agent that: (i) all information and statements (except information and statements relating solely to or provided solely by the Agent in writing) contained therein are true and correct in all material respects at the time of delivery thereof and contain no misrepresentation; (ii) such documents constitute full, true and plain disclosure of all material facts relating to the Company (on a consolidated basis), the Underlying Securities and the Underlying Broker Securities and that no material fact has been omitted therefrom which is required to be stated therein or is necessary to make the statements or information contained therein not misleading in light of the circumstances under which they were made; (iii) such documents comply in all material respects with the Securities Laws including, without limitation, containing the disclosure required by, and satisfying the form requirements of, the Securities Laws; and (iv) the Financial Statements contained therein comply with U.S. generally accepted accounting principles and, if applicable, have been audited in accordance with U.S. generally accepted auditing standards. Each such delivery shall also constitute the Company's consent to the Agent to use the Preliminary Prospectus, the Final Prospectus, any Supplementary Material and any other public documents supplied to the Agent by the Company for and in connection with the distribution of the Underlying Securities in the Qualifying Jurisdictions in compliance with the provisions of this Agreement and Securities Laws.

2.15  Reliance on Prospectus and Registration Statement. The Company recognizes that it is fundamental to the Purchasers that the distribution of the Flow-Through Shares, Unit Shares and Warrants be qualified under the Final Prospectus and their resale be registered in the United States under the Registration Statement so that the Flow-Through Shares, Unit Shares, Warrants and Warrant Shares will be tradable in such Qualifying Jurisdictions and in the United States without the necessity of the holder thereof filing a prospectus or effecting the trade in a manner which falls within one of the various private placement exemptions or exemptions from registration under applicable securities legislation or subject to any statutory or regulatory hold periods or trade restrictions in such Qualifying Jurisdictions and in the United States (provided such trade is not a "control distribution" as defined by the applicable Securities Laws, or an "affiliate" as defined in Rule 144 under the U.S. Securities Act). The Company acknowledges that it is for this reason that the Company has agreed to use its commercially reasonable efforts to ensure that the Preliminary Prospectus and the Final Prospectus are to be filed with the Securities Regulators and receipts are to be obtained therefore and the Registration Statement is to be filed with the SEC in the United States within the time periods contemplated by this Agreement.

3  COVENANTS OF THE COMPANY

In addition to the covenants of the Company set out in the other paragraphs of this Agreement, the Company hereby covenants to and for the benefit of the Agent and the Purchasers that:

(a)	for so long as the Special Warrants remain outstanding, the Company shall comply with its obligations under the Securities Laws;

(b)
the Company shall duly execute and deliver the Special Warrant Certificates on or before the Special Warrant Closing Date, and the Company shall comply with its covenants contained in the Special Warrant Certificates;

(c)
the Company shall use its commercially reasonable best efforts to ensure that the Flow-Through Shares, Unit Shares, Warrant Shares, Broker Shares, FT Broker Shares and Broker Warrant Shares are or will be listed and posted for trading on the TSX, and the Company shall on or before the Special Warrant Closing Time provide to the Agent a copy of the conditional listing approval from the TSX for the same, subject only to the fulfillment of customary listing conditions;

(d)
the Company shall use the gross proceeds of the sale of FT Special Warrants to incur, during the Expenditure Period, Qualifying Expenditures in an amount equal to the Commitment Amount and shall renounce to the Purchasers of FT Special Warrants in accordance with the Act, the Qualifying Expenditures, in an amount equal to the Commitment Amount which renunciation shall be effective on or before December 31, 2006;

(e)
if the Company does not renounce to the purchasers of FT Special Warrants, effective on or before December 31, 2006, Qualifying Expenditures incurred equal to the Commitment Amount, or if the amount of such renunciation is reduced pursuant to subsection 66(12.6) or subsection 66(12.73) of the Act, as the sole recourse by the purchasers of FT Special Warrants for such failure, the Company agrees to indemnify such purchasers as to, and pay in settlement thereof, an amount equal to the amount of any taxes payable or that may become payable under the Act (and under any corresponding provincial legislation) by the purchasers of FT Special Warrants as a consequence of such failure or reduction, as the case may be;

(f)
the Company is a Principal-Business Corporation and shall maintain its status as a Principal-Business Corporation at all times relevant to the valid renunciation of Qualifying Expenditures to Purchasers of FT Special Warrants effective on or before December 31, 2006;

(g)
the Company has not and will not enter into any transactions or take deductions which would otherwise reduce its cumulative CEE to an extent which would preclude the renunciation of Qualifying Expenditures in accordance with the Subscription Agreements for FT Special Warrants in an amount equal to the Commitment Amount effective on or before December 31, 2006;

(h)
the Company shall at all times prior to the date of the Final Prospectus allow the Agent and its representatives to conduct all due diligence which the Agent may reasonably require to be conducted in order to fulfil its obligations under Securities Laws and in order to enable the Agent responsibly to execute any certificates required to be executed by the Agent in connection with the Prospectus and any Supplementary Material, and it shall be a condition precedent to the Agent's execution of any certificates in the Prospectus and any Supplementary Material that it be satisfied, acting reasonably, with its due diligence investigation of the Company and the Subsidiary and as to the form and content of the Prospectus and any Supplementary Material;

(i)	the Company shall fulfil each of the conditions set out in paragraph 9;

(j)	the Company shall use its commercially reasonable efforts to cause the Qualifying Date to occur on or before the Qualification Deadline;

(k)
the Company agrees that, for a period of 90 days from the Special Warrant Closing Date (the "Black-Out Period"), it shall not, without the prior written consent of the Agent (such consent not to be unreasonably withheld), directly or indirectly, issue or announce any intention to issue any additional Common Shares or any securities convertible or exchangeable into Common Shares, other than pursuant to (i) the Offering, the granting of the Agent's Option and the granting of the Special Broker Warrants and FT Special Broker Warrants contemplated in this Agreement, (ii) the grant or exercise of stock options and other similar issuances pursuant to any stock option plan in place at the Special Warrant Closing Time, or (iii) the issue of Common Shares upon the exercise of convertible securities, warrants or options outstanding at the Special Warrant Closing Time (including the Special Warrants, the Special Broker Warrants and the FT Special Broker Warrants);

(l)	the net proceeds of the sale of Special Warrants will be used by the Company:

(i)	to develop the Company's mineral projects; and

(ii)	for general corporate purposes;

(m)
the Company will deliver to the Agent copies of all correspondence and other written communications between the Company and the securities regulatory authorities of the Qualifying Jurisdictions and other jurisdictions and the TSX relating to the Offering and will generally keep the Agent apprised of the status of, including all developments relating to, the Offering;

(n)
the Company shall use its commercially reasonable best efforts to obtain, to the extent not already obtained, all consents and approvals from the securities regulatory authorities of the Qualifying Jurisdictions for the Offering on such terms as are mutually acceptable to the Company and the Agent, and shall make all necessary filings and give any required notices and use its commercially reasonable best efforts to obtain all other necessary governmental, regulatory and other consents and approvals required in connection with the transactions contemplated by this Agreement;

(o)
the Company shall fulfil all legal requirements to permit the creation, issue, offering and sale of the Special Warrants, the granting of the Agent's Option, the creation and issue of the Special Broker Warrants and FT Special Broker Warrants and the reservation and issue of the Underlying Securities and the Underlying Broker Securities as contemplated in this Agreement including, without limitation, in compliance with the Securities Laws to enable the Special Warrants to be offered for sale and sold under this Agreement and the Subscription Agreements, and the Agent's Option, the Special Broker Warrants and the FT Special Broker Warrants to be issued to the Agent, and to enable the Underlying Securities and Underlying Broker Securities to be issued, without the necessity of filing a prospectus in the Qualifying Jurisdictions;

(p)
at all times prior to the completion of the distribution of the Underlying Securities, the Company shall continue to operate its business and the businesses of the Subsidiary in the ordinary course, in compliance with all applicable laws (including without limitation those of the Qualifying Jurisdictions, the United States and the Yukon Territory) and prior to the completion of the distribution of the Units and Flow-Through Shares, shall notify the Agent of any material changes or changes of material fact in the respective businesses, affairs, operations, assets, Properties, Permits, prospects, financial condition, capital or liabilities (contingent or otherwise) of the Company or the Subsidiary;

(q)
it shall execute and file with the Securities Regulators all forms, notices and certificates required to be filed pursuant to the Securities Laws in the time required by the applicable Securities Laws;

(r)
it shall not to be or become, at any time prior to the expiration of five years after the Closing Time, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(s)
the Company will comply with the U.S. Securities Act so as to permit the completion of the distribution of the Special Warrants and the Flow-Through Shares, Unit Shares and Warrants contemplated hereby. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Flow-Through Shares, Unit Shares, Warrants and Warrant Shares, to furnish at its expense, upon request, to holders of such securities and prospective purchasers of any such securities information satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the U.S. Securities Act;

(t)
the Registration Statement and the Prospectus and any amendments or supplements thereto, and the Disclosure Documents did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent; and

(u)
the Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the Agent the benefits contemplated by, the last paragraph of Section 11(a) of the U.S. Securities Act.

4  Condition to the Agent's Certification.

The obligation of the Agent to execute any certificates or deliver any documents pertaining to the Preliminary Prospectus, the Final Prospectus and any Supplementary Material shall be conditional upon compliance in all material respects by the Company up to the date of such execution or delivery with each of the Company's covenants contained in this Agreement to be complied with prior to the filing of the Preliminary Prospectus or the Final Prospectus, as the case may be. If the Agent does not execute the certificates pertaining to the Preliminary Prospectus, the Final Prospectus and any Supplementary Material, other than as a result or consequence of the default by or failure of the Company to comply in all material respects with its covenants and agreements contained herein or in any Ancillary Document or the material inaccuracy of any representation or warranty of the Company herein or in any Ancillary Document, the Company shall thereafter be relieved of its filing and delivery obligations under this Agreement in respect of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material.

5  Material Changes During Distribution.

During the period from the date hereof to the completion of the distribution and issuance of all of the Units and Flow-Through Shares upon the exercise of the Special Warrants, the Company shall promptly notify the Agent (and, if requested by the Agent, confirm such notification in writing) and provide full particulars to the Agent of:

(a)
any material fact or change in a material fact which has arisen and would have been required to have been stated in the Final Prospectus had the fact or change in fact arisen on, or prior to, the date of the Final Prospectus; and

(b)
any change in any material fact contained in the Preliminary Prospectus, Final Prospectus or any Supplementary Material or Registration Statement or any amendments or supplements thereto which change is, or may be, of such a nature as to render any material statement contained in the Preliminary Prospectus, Final Prospectus or any Supplementary Material or Registration Statement misleading or untrue or which results in or could result in a misrepresentation in the Preliminary Prospectus, Final Prospectus or Supplementary Material or Registration Statement or which could result in the Preliminary Prospectus, Final Prospectus or Supplementary Material or Registration Statement not complying (to the extent that such compliance is required) with the Securities Laws or which could reasonably be expected to have a significant affect on the market price or value of the Unit Shares, Warrants and/or Flow-Through Shares.

The Company shall promptly, and in any event, within any applicable time limitation periods prescribed by Securities Laws, comply with all applicable filing and other requirements under Securities Laws as a result of such change provided however that the Company shall not file any Supplementary Material without first complying with paragraph 2.12 hereof. The Company shall in good faith discuss with the Agent any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt as to whether notice in writing need be given to the Agent pursuant to this paragraph 5.

6  Change in Securities Laws.

If, during the period from the date hereof to the completion of the distribution and issuance of all of the Units and Flow-Through Shares upon the exercise of the Special Warrants, there shall be any change in Securities Laws which in the opinion of counsel to the Company or of counsel to the Agent requires the filing of Supplementary Material, then the Company shall, to the satisfaction of its counsel and the Agent's counsel, promptly prepare and file such Supplementary Material with the appropriate securities regulatory authority in each of the Qualifying Jurisdictions where such filing is required.

7  Representations and Warranties and Additional Covenants.

The Company represents and warrants to, and covenants with, the Agent and the Purchasers, and acknowledges that each of them is relying upon such representations and warranties and covenants in completing the Special Warrant Closing, that as of the Special Warrant Closing Time or as of such other time as is contemplated by any representation, warranty or covenant set forth below:

(a)
the Company has been duly incorporated and is validly existing under the laws of Delaware and has all requisite corporate power, capacity and authority to (i) own, lease and operate its Properties and assets and conduct its business as currently conducted or proposed to be conducted and to execute, deliver and carry out its obligations under this Agreement, the Subscription Agreements and all Ancillary Documents and to do all acts and things and execute and deliver all documents as are required hereunder and thereof in accordance with the terms hereof and thereof, and (ii) create, offer, issue and sell the Special Warrants, Agent's Option, Special Broker Warrants, FT Special Broker Warrants and issue the Unit Shares, Warrants, Warrant Shares, Flow-Through Shares, Underlying Broker Securities, Broker Shares, Broker Warrants, Broker Warrant Shares and FT Broker Shares in accordance with the provisions of this Agreement;

(b)
the Company is current with all filings required to be made under its jurisdiction of incorporation and all other jurisdictions in which it exists or carries on any material business and has, and will upon completion of the Offering have, all necessary licences, leases, permits, authorizations and other approvals necessary to permit it to conduct its business as currently conducted or proposed to be conducted, except where the absence of such power or authority or failure to make any filing or obtain any licence, lease, permit, authorization or other approval would not have a Material Adverse Effect;

(c)
the Subsidiary has been duly incorporated and is validly existing under the laws of its jurisdiction of incorporation and has all requisite corporate power, capacity and authority to own, lease and operate, as applicable, its Properties, Permits and assets and conduct its business as currently conducted or proposed to be conducted, and the Subsidiary is current with all filings required to be made under its jurisdiction of incorporation and all other jurisdictions in which it exists or carries on any material business and has, and will upon completion of the Offering have, all necessary licences, leases, permits, authorizations and other approvals necessary to permit it to conduct its business as currently conducted or proposed to be conducted, except where the absence of such power or authority or failure to make any filing or obtain any licence, lease, permit, authorization or other approval would not have a Material Adverse Effect;

(d)
the Company has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Ancillary Documents and to observe and perform the provisions of this Agreement and the Ancillary Documents in accordance with the provisions hereof and thereunder (including the incurring and renunciation to Purchasers of FT Special Warrants of Qualifying Expenditures in an amount equal to the Commitment Amount) including, without limitation and in the case of the Company, the issue of the Special Warrants, Agent's Option, Special Broker Warrants and FT Special Broker Warrants upon the terms and conditions set forth herein, and the issue of the Underlying Securities upon the exercise or automatic exercise of the Special Warrants and the issue of the Underlying Broker Securities upon the exercise of the Special Broker Warrants and FT Special Broker Warrants;

(e)
neither the Company nor the Subsidiary has committed an act of bankruptcy or is insolvent, has proposed a compromise or arrangement to its creditors generally, has had a petition or a receiving order in bankruptcy filed against it, has made a voluntary assignment in bankruptcy, has taken any proceedings with respect to a compromise or arrangement, has taken any proceedings to have itself declared bankrupt or wound-up, has taken any proceedings to have a receiver appointed for any of its property or has had any execution or distress become enforceable or become levied upon any of its property;

(f)
the authorized capital of the Company consists of an unlimited number of Common Shares, of which as of the date hereof, 20,170,538 Common Shares were issued and outstanding as fully paid and non-assessable shares. As of the date hereof, other than an aggregate of 2,134,000 options, an aggregate of 4,905,791 common share purchase warrants and an aggregate of 533,133 brokers' warrants to acquire an aggregate of 7,572,924 Common Shares which are issued and outstanding, and other than pursuant to the Special Warrants, Agent's Option, Special Broker Warrants and FT Special Broker Warrants and as set forth in the Disclosure Documents, no Person will have any agreement, option, right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement for the purchase, acquisition, subscription for or issue of any of the unissued shares or other securities of the Company. Other than the holders of the Special Warrants there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the U.S. Securities Act;

(g)
the issued and outstanding equity securities of the Subsidiary are as set out in Schedule "A" and are held directly by the Company as indicated therein. No Person has, or will upon completion of the Offering have, any agreement, option, right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement for the purchase, acquisition, subscription for or issue of any of the unissued or outstanding shares or other securities of the Subsidiary;

(h)
there are no, and at the Special Warrant Closing Time, there will be no shareholders' agreements to which the Company is a party, and to the best knowledge of the Company there are no, and at the Special Warrant Closing Time there will be no, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the securities of the Company. There are no, and at the Special Warrant Closing Time there will be no, agreement or other instrument pursuant to which any Person may have any right or claim in connection with any existing or past equity interest in the Company;

(i)
all necessary corporate action has been taken by the Company to authorize the valid creation, issue and sale of, and the delivery of certificates representing, the Special Warrants, and upon payment of the requisite consideration therefor the Special Warrants will be validly created and issued, and upon the due exercise thereof the Unit Shares and the Flow-Through Shares will be validly issued as fully paid and non-assessable shares. All necessary corporate action has been taken by the Company to authorize the granting of the Agent's Option. All necessary corporate action has been taken by the Company to authorize the granting of the Warrants and the valid creation, issue of, and the delivery of the certificates representing the Warrants. Upon the exercise of the Warrants and payment of the requisite consideration for the Warrant Shares in accordance with the provisions of the Warrants, the Warrant Shares will be validly issued as fully paid and non-assessable shares. All necessary corporate action has been taken by the Company to authorize the valid creation, issue and sale of, and the delivery of certificates representing, the Special Broker Warrants and Unit Broker Warrants and the Special Broker Warrants and Unit Broker Warrants will be validly created and issued, and upon the due exercise of the Unit Broker Warrants, the Broker Shares will be validly issued as fully paid and non-assessable shares All necessary corporate action has been taken by the Company to authorize the granting of the Broker Warrants and the valid creation, issue of, and the delivery of the certificates representing the Broker Warrants. Upon the exercise of the Broker Warrants and payment of the requisite consideration for the Broker Warrant Shares in accordance with the provisions of the Broker Warrants, the Broker Warrant Shares will be validly issued as fully paid and non-assessable shares. All necessary corporate action has been taken by the Company to authorize the granting of the FT Special Broker Warrants and the FT Broker Warrants and the valid creation, issue of, and the delivery of the certificates representing the FT Special Broker Warrants and FT Broker Warrants. Upon the exercise of the FT Broker Warrants and payment of the requisite consideration for the FT Broker Shares in accordance with the provisions of the FT Broker Warrants, the FT Broker Shares will be validly issued as fully paid and non-assessable shares;

(j)
none of the offering, issuance and sale of the Special Warrants, the granting of the Agent's Option, the granting of the Special Broker Warrants and FT Special Broker Warrants, the execution and delivery of this Agreement, the Subscription Agreements, the Ancillary Documents, the compliance by the Company with the provisions of this Agreement, the Subscription Agreements, the Ancillary Documents or the consummation of the transactions contemplated herein and therein including, without limitation, the issue and sale of the Special Warrants, the issue of the Underlying Securities upon the exercise or deemed exercise of the Special Warrants, the issue of the Warrant Shares upon the exercise of the Warrants, the issue of the Special Broker Warrants and the FT Special Broker Warrants, the issue of the Underlying Broker Securities upon the exercise of the Special Broker Warrants and FT Special Broker Warrants and the issue of the Broker Warrant Shares upon the exercise of the Broker Warrants do or will (i) require the consent, approval, or authorization, order or agreement of, or registration or qualification with, any governmental agency, body or authority, court, stock exchange, securities regulatory authority or other Person, except (A) such as have been obtained, or (B) such as may be required under applicable Securities Laws and will be obtained in compliance with the requirements of Securities Laws, or (ii) conflict with or result in any breach or violation of any of the provisions of, or constitute a default under (whether after notice or lapse of time or both), any indenture, mortgage, deed of trust, lease or other material agreement or instrument to which the Company or the Subsidiary is a party or by which any of them or any of the Properties, Permits or assets thereof are bound, or the articles or by-laws or any other constating document of the Company or the Subsidiary or any resolution passed by the directors (or any committee thereof) or shareholders of the Company or the Subsidiary, or any statute or any judgment, decree, order, rule, policy or regulation of any court, governmental authority, arbitrator, stock exchange or securities regulatory authority applicable to the Company or the Subsidiary or any of the Properties, Permits or assets thereof, which would have a Material Adverse Effect;

(k)
at the Special Warrant Closing Time all necessary action will have been taken by the Company to duly allot and reserve for issuance the Unit Shares, the Warrant Shares, the Flow-Through Shares the Broker Shares, the FT Broker Shares and the Broker Warrant Shares and such shares will be duly allotted and reserved for issuance;

(l)
this Agreement has been authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with the terms hereof and upon being executed and delivered the Ancillary Documents will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law and except as may be limited by the Limitations Act, 2002 (Ontario);

(m)
the Disclosure Documents complied in all material respects with Securities Laws at the time they were filed. There is no material fact known to the Company which the Company has not disclosed to, or which the Company has withheld from, the Agent and which results or may reasonably be expected to result in a Material Adverse Effect or which materially adversely affects or which may reasonably be expected to materially adversely affect the ability of the Company to perform its obligations under this Agreement or the Ancillary Documents;

(n)
there has not occurred any material adverse change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the assets, liabilities (contingent or otherwise), Properties, Permits, capital, affairs, business, operations or condition (financial or otherwise) of the Company or the Subsidiary which has not been publicly disclosed;

(o)
no order preventing, ceasing or suspending trading in any securities of the Company or prohibiting the issue and sale of securities by the Company has been issued and no proceedings for either of such purposes have been instituted or, to the best of the knowledge of the Company, are pending, contemplated or threatened;

(p)
the Financial Statements and the notes thereto, present fairly, in all material respects, the financial position of the Company and the statements of operations, retained earnings, cash flow from operations and changes in financial information of the Company for the periods specified in such Financial Statements, and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved, and there has been no material change in accounting policies or practices of the Company since April 30, 2006. All disclosures in the Disclosure Documents regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the SEC) comply with Regulation G under the U.S. Securities Act, to the extent applicable;;

(q)	other than as publicly disclosed by the Company, since April 30, 2006, none of:

(i)	the Company or the Subsidiary has paid or declared any dividend or incurred any material capital expenditure or made any commitment therefor;

(ii)
the Company or the Subsidiary has incurred any obligation or liability, direct or indirect, contingent or otherwise, except in the ordinary course of business and which is not, and which in the aggregate are not, material; and

(iii)	the Company or the Subsidiary has entered into any material transaction.

(r)	other than as disclosed to the Agent, none of the Company or the Subsidiary has approved or has entered into any agreement in respect of, or has any knowledge of:

(i)	the purchase of any Property, Permit or material assets or any interest therein;

(ii)
the sale, transfer or other disposition of any Property, Permit or material assets or any interest therein currently owned, directly or indirectly, by the Company or the Subsidiary whether by asset sale, transfer of shares or otherwise; or

(iii)
the change of control (by sale or transfer of shares or sale of all or substantially all of the Properties, Permits and assets of the Company or the Subsidiary or otherwise) of the Company or the Subsidiary.

(s)
each of the Company and the Subsidiary has filed in a timely manner all necessary tax returns and notices and has paid all applicable taxes of whatsoever nature for all tax years prior to the date hereof to the extent that such taxes have become due or have been alleged to be due and neither the Company nor the Subsidiary is aware of any tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon where, in any of the above cases, it might reasonably be expected to result a Material Adverse Effect and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by any of them or the payment of any material tax, governmental charge, penalty, interest or fine against any of them. There are no material actions, suits, proceedings, investigations or claims now threatened or pending against the Company or the Subsidiary which could result in a material liability in respect of taxes, charges or levies of any governmental authority, penalties, interest, fines, assessments or reassessments or any matters under discussion with any governmental authority relating to taxes, governmental charges, penalties, interest, fines, assessments or reassessments asserted by any such authority and the Company and the Subsidiary has withheld (where applicable) from each payment to each of the present and former officers, directors, employees and consultants thereof the amount of all taxes and other amounts, including, but not limited to, income tax and other deductions, required to be withheld therefrom, and has paid the same or will pay the same when due to the proper tax or other receiving authority within the time required under applicable tax legislation;

(t)
each of the Company and the Subsidiary has conducted and is conducting the business thereof in compliance in all material respects with all applicable laws, rules, regulations, tariffs, orders and directives of each jurisdiction in which it carries on a material portion of its business and possesses all material approvals, consents, certificates, registrations, authorizations, permits (including the Permits) and licenses issued by the appropriate provincial, state, municipal, federal, national or other regulatory agency or body necessary to carry on the business currently carried on or contemplated to be carried on by it or as contemplated to be conducted, is in compliance in all material respects with the terms and conditions of all such approvals, consents, certificates, authorizations, permits (including the Permits) and licenses and with all laws, regulations, tariffs, rules, orders and directives material to the operations thereof, and none of the Company or the Subsidiary has received any notice of the modification, revocation or cancellation of, or any intention to modify, revoke or cancel or any proceeding relating to the modification, revocation or cancellation of any such approval, consent, certificate, authorization, permit (including any Permit) or license which, singly or in the aggregate, if the subject of an unfavourable decision, order, ruling or finding, would result in a Material Adverse Effect. All such material approvals, consents, certificates, registrations, authorizations, permits (including the Permits) and licenses are and will at the Special Warrant Closing Time be valid, subsisting and in good standing;

(u)
neither the Company nor the Subsidiary is in violation of any term of the articles or by-laws or any constating document thereof. Neither the Company nor the Subsidiary is in violation of any term or provision of any material agreement, indenture or other instrument applicable to it which would result in any Material Adverse Effect. Neither the Company nor the Subsidiary is in default in the payment of any obligation owed which is now due and there are no actions, suits, proceedings or investigations commenced, pending or, to the knowledge of the Company, threatened which, in the aggregate, would result in any Material Adverse Effect or in any material liability on the part of the Company or the Subsidiary or which places, or could place, in question the validity of the Offering, or the validity or enforceability of this Agreement, the Ancillary Documents or any document or instrument delivered, or to be delivered, by the Company pursuant hereto or thereto;

(v)
the Company and the Subsidiary are the absolute legal and beneficial owner of, and have good and marketable title to, all of the material Properties, Permits and assets thereof, free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, and no other property rights are necessary for the conduct of the business of the Company or the Subsidiary as currently conducted or as contemplated to be conducted, none of the Company or the Subsidiary knows of any claim or the basis for any claim that might or could adversely affect the right thereof to use, transfer or otherwise exploit such Property rights, and neither the Company nor the Subsidiary has any responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any Person with respect to the Property rights thereof;

(w)
a complete and accurate list of the material mineral properties of the Company together with a complete and accurate list of the Permits of the Company that relate thereto is set forth in Schedule "B". The Company and the Subsidiary hold either freehold title, mining leases, mining concessions, mining claims, exploration permits, prospecting permits or participating interests or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which a particular Property is located, in respect of the ore bodies and minerals located in the Properties in which the Company or the Subsidiary has an interest under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company or the applicable Subsidiary to explore the minerals relating thereto, all Property leases or claims and Permits in which the Company or the Subsidiary has an interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting, the Company and the Subsidiary have all necessary surface rights, access rights and other necessary rights and interests relating to the Properties in which the Company and the Subsidiary have an interest, granting the Company or the Subsidiary the right and ability to explore for minerals, ore and metals for development purposes as are appropriate in view of the rights and interest therein of the Company or the Subsidiary, with only such exceptions as do not materially interfere with the use made by the Company or the Subsidiary of the rights or interests so held, and each of the property interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Company or the Subsidiary;

(x)
any and all of the Permits, agreements and other documents and instruments pursuant to which the Company or the Subsidiary holds an interest in the Properties and assets thereof (including any interest in, or right to earn an interest in, any Property) are valid and subsisting Permits, agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, neither the Company nor the Subsidiary is in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged, and such Properties, Permits and assets are in good standing under the applicable laws of the jurisdictions in which they are situated, all leases, licences, Permits and claims pursuant to which the Company or the Subsidiary derive the interests thereof in such Properties and assets are in good standing and there has been no material default under any such lease, licence, Permit or claim and all fees and other amounts required to be paid with respect to such Permits, Properties and assets to the date hereof have been paid, other than defaults which could not result in a Material Adverse Effect. None of the Properties (or any interest in, or right to earn an interest in, any Property) of the Company or the Subsidiary is subject to any right of first refusal or purchase or acquisition right;

(y)
neither the Company nor the Subsidiary is in default of any material term, covenant or condition under or in respect of any judgement, order, agreement or instrument to which it is a party or to which it or any of the Property or assets thereof are or may be subject, and no event has occurred and is continuing, and no circumstance exists which has not been waived, which constitutes a default in respect of any commitment, agreement, document or other instrument to which the Company or the Subsidiary is a party or by which it is otherwise bound entitling any other party thereto to accelerate the maturity of any amount owing thereunder or which would result in a Material Adverse Effect;

(z)
the Company and the Subsidiary is in compliance with all laws and regulations respecting employment and employment practices, terms and conditions of employment, pay equity and wages, except where such non-compliance would not result in a Material Adverse Effect, and there is no labour strike, dispute, slowdown, stoppage, complaint or grievance pending or threatened against the Company or the Subsidiary;

(aa)	the Company and the Subsidiary:

(i)
and the Properties, assets and operations thereof comply in all material respects with all applicable "Environmental Laws" (which term means and includes, without limitation, any and all applicable international, federal, provincial, state, municipal, national or local laws, statutes, regulations, treaties, orders, judgments, decrees, ordinances, official directives and all authorizations relating to the environment, occupational health and safety, or any "Environmental Activity" (which term means and includes, without limitation, any past, present or future activity, event or circumstance in respect of a "Contaminant" (which term means and includes, without limitation, any pollutants, dangerous substances, liquid wastes, hazardous wastes, hazardous materials, hazardous substances or contaminants), including, without limitation, the storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation thereof, or the release, escape, leaching, dispersal or migration thereof into the natural environment, including the movement through or in the air, soil, surface water or groundwater));

(ii)
do not have any knowledge of, and have not received any notice of, any material claim, judicial or administrative proceeding, pending or threatened against, or which may affect, either the Company or the Subsidiary or any of the Properties, assets or operations thereof, relating to, or alleging any violation of any Environmental Laws, the Company is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and neither the Company nor the Subsidiary nor any of the Properties, assets or operations thereof is the subject of any investigation, evaluation, audit or review by any "Governmental Authority" (which term means and includes, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing) to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any Contaminant into the environment, except for compliance investigations conducted in the normal course by any Governmental Authority;

(iii)
do not store any hazardous or toxic waste or substance on the Properties thereof and have not disposed of any hazardous or toxic waste, in each case in a manner contrary to any Environmental Laws, and there are no Contaminants on any of the premises or Properties at which the Company or the Subsidiary carries on business, in each case other than in compliance with Environmental Laws; and

(iv)
to the knowledge of the Company, neither the Company nor the Subsidiary are subject to any contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment (except for those derived from normal exploration activities) or non-compliance with Environmental Law.

(bb)
all consents, approvals, permits, authorizations or filings as may be required under Securities Laws necessary to the performance by the Company of its obligations under this Agreement and the Subscription Agreements will have been obtained at the Special Warrant Closing Date or will be obtained within the time prescribed by Securities Laws;

(cc)
provided the Agent and Purchasers comply with their obligations set forth in this Agreement and the Subscription Agreements (respectively), none of the execution and delivery of this Agreement, the Subscription Agreements, the Ancillary Documents, the Special Warrants, Agent's Option, Special Broker Warrants and the FT Special Broker Warrants, the performance by the Company of its obligations hereunder and thereunder, the creation, sale and issuance of the Special Warrants, Agent's Option, Special Broker Warrants and FT Special Broker Warrants hereunder and the consummation of the transactions contemplated by this Agreement, including the issuance and delivery of the Underlying Securities and Underlying Broker Securities, will conflict with or result in a breach or violation of any applicable Canadian federal or provincial laws;

(dd)
other than as disclosed in the Financial Statements, no material legal or governmental proceedings are pending to which the Company or the Subsidiary is a party or to which any Property, or any Property interest, of the Company or the Subsidiary is subject, and to the knowledge of the Company, no such proceedings have been threatened or are contemplated;

(ee)
the Preliminary Prospectus, the Final Prospectus and the Registration Statement will accurately summarize, in all material respects, the attributes of the Underlying Securities and Underlying Broker Securities to the extent required by Securities Laws;

(ff)
other than the Agent and except as may be consented to by the Agent, there is no Person acting or purporting to act at the request of the Company, who is entitled to any brokerage or agency fee in connection with the transactions contemplated herein;

(gg)	the Company's Auditors who reported on the annual Financial Statements are independent with respect to the Company within the meaning of Securities Laws;

(hh)
the Company and the Subsidiary maintain, and will maintain, a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in Canada and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences;

(ii)
the forms of the certificates representing the Special Warrants, the Underlying Securities, the Special Broker Warrants, the FT Special Broker Warrants, the Underlying Broker Securities and the Broker Warrants have been duly approved by the Company and comply with the provisions of applicable law;

(jj)	the Company is a reporting issuer or the equivalent thereof in Ontario and is not in default of any of its obligations under Securities Laws;

(kk)
the Company has not breached any flow-through share agreement to which it is a party and, in particular, the Company has not failed to incur and renounce expenses which it covenanted to incur and renounce pursuant to such agreements nor has the Canada Revenue Agency or the Company reduced, pursuant to section 66(12.73) of the Act, any amount renounced by the Company;

(ll)
the Company is a "principal-business corporation" as defined in subsection 66(15) of the Act and will continue to be a "principal-business corporation" at all times relevant to the valid renunciation of Qualifying Expenditures to Purchasers of FT Special Warrants effective on or before December 31, 2006;

(mm)
upon issuance pursuant to the provisions of the Subscription Agreement for FT Special Warrants, the FT Special Warrants and the Flow-Through Shares issuable on the exercise or deemed exercise of FT Special Warrants will be "flow-through shares" as defined in subsection 66(15) of the Act and will not constitute "prescribed rights" or "prescribed shares" within the meaning of section 6202.1 of the regulations to the Act or the Proposed Amendments;

(nn)	the Company is in material compliance with all rules, regulations and policies of the TSX;

(oo)
The Disclosure Documents, when they were or are filed with the SEC, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder and when read together did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(pp)
the currently issued and outstanding Common Shares currently trade on the Over-the-Counter market and are quoted in the Bulletin Board system maintained by the National Association of Securities Dealers, Inc. and no order ceasing or suspending trading in any securities of the Company or the trading of any of the Company’s issued securities is currently outstanding and no proceedings for such purpose are, to the knowledge of the Company, pending or threatened;

(qq)
other than in connection with transferring the listing of the Common Shares to the American Stock Exchange or the NASDAQ Market, Inc. the Company shall not take any action which would be reasonably expected to result in the delisting or suspension of its Common Shares on the Over-the-Counter Bulletin Board system or from any other securities exchange, market or trading or quotation facility on which its Common Shares become listed or quoted (including the Toronto Stock Exchange) and the Company shall comply, in all material respects, with the rules and regulations thereof;

(rr)
all information which has been prepared by the Company relating to the Company and the Subsidiary and their respective business, property and liabilities and either publicly disclosed or provided to the Agent, including all financial, marketing, sales and operational information provided to the Agent and all Disclosure Documents did not and will not contain a misrepresentation or an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ss)
other than the notification filing on Form D required to be filed with the SEC 15 days after the Closing Date and the filing of Form 45-106F1 within 10 days after the Closing Date, all filings required to be made by the Company and the Subsidiary pursuant to the Securities Laws and general corporate law applicable to them have been made and such filings were true and accurate as at the respective dates thereof and the Company has not filed any confidential material change reports;

(tt)
None of the transactions contemplated by this Agreement including, without limitation, the use of the proceeds from the sale of the Special Warrants will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

(uu)
There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(vv)
Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Special Warrants;

(ww)	The Company is subject to Section 13 or 15(d) of the Exchange Act;

(xx)
The Company is not, and after giving effect to the offering and sale of the Special Warrants, will not be an "investment company", or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

(yy)
Assuming compliance with the terms of the Subscription Agreements, and this Agreement, neither the Company nor any person acting on its behalf has offered or sold the Special Warrants (or any securities issuable on conversion thereof) by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the U.S. Securities Act or, with respect to the Special Warrants (or any such securities) sold outside the United States to non-U.S. persons (as defined in Rule 902 under the U.S. Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the U.S. Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the offering restriction requirements of Rule 902 under the U.S. Securities Act;

(zz)
The Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since December 31, 2004, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting.

(aaa)	The Company has no Joint Ventures.

8  Special Warrant Closing.

The purchase and sale of the Special Warrants shall be completed at the Special Warrant Closing Time at the offices of MacLeod Dixon LLP in Toronto, Canada or at such other place as the Agent and the Company may agree upon. At the Special Warrant Closing Time:

(a)
the Company shall deliver to the Agent certificates in definitive form representing the Special Warrants registered in accordance with the terms and conditions of the Subscription Agreements, completed and executed copies of which shall have been received by the Company at least twenty-four (24) hours prior to the Special Warrant Closing Time, against payment by the Agent to the Company of the net proceeds, net of the fee payable to the Agent in accordance with paragraph 8(b) and the expenses of the Agent in accordance with paragraph 11, in lawful money of Canada by certified cheque or banker's draft or wire transfer to the Company; and

(b)
in full consideration for all advisory, arrangement, book running and distribution services rendered by the Agent in connection with the Offering, the Company shall pay to the Agent (i) a fee equal to 7% of the aggregate gross proceeds of Special Warrants sold, payable in lawful money of Canada to or to the order of the Agent (the $25,000 due diligence fee previously paid to the Agent will be set off against the foregoing commission), (ii) issue to the Agent such number of warrants (the "Special Broker Warrants") equal to 7% of the number of Non FT Special Warrants sold in the Offering. Each Special Broker Warrant will entitle the holder thereof to acquire for no additional consideration one unit broker warrant (a "Unit Broker Warrant"). Each Unit Broker Warrant will entitle the holder thereof to subscribe for one unit comprised of one Common Share (each a "Broker Share") and one common share purchase warrant (each a "Broker Warrant") at a price of $0.941 for a period of 24 months from the Special Warrant Closing Date. Each Broker Warrant will entitle the holder thereof to acquire one Common Share (each a "Broker Warrant Share") at a price of $1.05 for a period of 24 months from the Special Warrant Closing Date and (iii) issue to the Agent such number of warrants (the "FT Special Broker Warrants") equal to 7% of the number of FT Special Warrants sold in the Offering. Each FT Special Broker Warrant will entitle the holder thereof to acquire for no additional consideration one flow-through broker warrant (a "FT Broker Warrant"). Each FT Broker Warrant will entitle the holder thereof to subscribe for one Common Share (each an "FT Broker Share") at a price of $1.05 for a period of 24 months from the Special Warrant Closing Date. Where used in this Agreement, the term "Underlying Broker Securities" shall mean the Unit Broker Warrants and FT Broker Warrants.

In the event that the Qualifying Date does not occur prior to the Qualification Deadline, each Special Broker Warrant will entitle the holder thereof to receive on exercise thereof 1.1 Unit Broker Warrants and each FT Special Broker Warrant will entitle the holder thereof to receive on exercise thereof 1.1 FT Broker Warrants.

9  Special Warrant Closing Conditions.

In addition to the deliveries contemplated by paragraph 8, each Purchaser's subscription to purchase the Special Warrants and the Agent's obligations to close the purchase of Special Warrants from the Company at the Special Warrant Closing Time shall be conditional upon the fulfilment at or before the Special Warrant Closing Time of the following conditions:

(a)
the TSX shall have accepted notice of the issuance of, and conditionally approved the issuance and listing thereon of the Unit Shares, Warrant Shares, Flow-Through Shares, Broker Shares, FT Broker Shares and Broker Warrant Shares, subject to the Company fulfilling the customary requirements as to the filing of certain documents and the payment of the necessary listing fees and subject to requisite shareholder approval, and provided that such acceptance and approval shall be on terms satisfactory to the Agent acting reasonably;

(b)
the Company shall have made and/or obtained the necessary filings, approvals, consents and acceptances under applicable Securities Laws and the TSX required to be made or obtained by the Company in connection with the offering of Special Warrants and the grant of Special Broker Warrants and FT Special Broker Warrants, on terms which are acceptable to the Agent, acting reasonably (other than the prospectus qualification of the Underlying Securities and Underlying Broker Securities required pursuant to this Agreement);

(c)
the Agent shall have received a certificate, dated as of the Special Warrant Closing Date, signed by the Chief Executive Officer of the Company, or such other senior officer as may be acceptable to the Agent, certifying for and on behalf of the Company, to the best of the knowledge, information and belief of the person so signing, after having made due enquiry, but without personal liability, that:

(i)
since April 30, 2006 (A) there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, Properties, Permits, assets, liabilities (contingent or otherwise), financial condition or capital of the Company and the Subsidiary taken as a whole and (B) no transaction has been entered into by the Company or the Subsidiary which is or would be material to the Company or the Subsidiary;

(ii)
no order, ruling or determination having the effect of suspending or prohibiting the sale or ceasing the trading of the Common Shares, Special Warrants or Underlying Securities has been issued by any applicable regulatory authority in any of the Qualifying Jurisdictions and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened by any applicable regulatory authority in any of the Qualifying Jurisdictions;

(iii)
the Company has duly complied in all material respects with all of its covenants, and satisfied all of the terms and conditions, of this Agreement on its part to be complied with or satisfied up to the Special Warrant Closing Time (other than those which have been waived in writing by the Agent); and

(iv)
the representations and warranties of the Company contained in this Agreement, the Subscription Agreements and all Ancillary Documents are true and correct in all material respects as of the Special Warrant Closing Date with the same force and effect as if made at and as of such time after giving effect to the transactions contemplated by this Agreement.

Notwithstanding the foregoing, the certificate contemplated by this paragraph 9(c) shall certify such other matters as the Agent may reasonably request;

(d)
the Agent shall have received at the Special Warrant Closing Time certificates dated the Special Warrant Closing Date, signed by appropriate officers of the Company addressed to the Agent and counsel to the Agent, with respect to the constating documents of the Company, all resolutions of the Company's board of directors relating to this Agreement and the consummation of the respective transactions contemplated herein and therein, and the incumbency and specimen signatures of signing officers and such other matters as the Agent may reasonably request;

(e)
the Company's board of directors shall have authorized and approved this Agreement, the Subscription Agreements, the Special Warrant Certificates and any other agreements pursuant to which the Special Warrants are to be issued, and the offering, issue and sale of the Special Warrants, the Agent's Option, the Underlying Securities, the Warrant Shares, the Special Broker Warrants, the FT Special Broker Warrants, the Underlying Broker Securities, the Broker Shares, the Broker Warrants the Broker Warrant Shares and the FT Broker Shares and all matters relating to the foregoing;

(f)	the Subscription Agreements shall have been accepted, executed and delivered by the Company;

(g)
the Agent shall have received favourable legal opinions addressed to the Purchasers and the Agent and its counsel, in form and substance satisfactory to the Agent's counsel, dated the Special Warrant Closing Date from MacLeod Dixon LLP, counsel for the Company, and local counsel to the Qualifying Jurisdictions, as to the laws of the Qualifying Jurisdictions in which Purchasers are resident at the Special Warrant Closing Time, and from Kavinoky Cook LLP, which counsel may rely as to factual matters only, on certificates of Company's Auditors, the Company's registrar and transfer agent, public and stock exchange officials and officers of the Company, which opinion shall address such matters as the Agent may reasonably request;

(h)	the Company shall have fulfilled to the satisfaction of the Agent all covenants set forth in paragraph 3 that are required to be satisfied by it in or prior to the Special Warrant Closing Time; and

(i)	the Agent shall have received such other documentation from the Company as the Agent may reasonably request prior to the Special Warrant Closing Time.

10  Rights of Termination.

(a)
The Agent shall be entitled, at its sole option, to terminate and cancel, without any liability on the part of the Agent, all of its obligations under this Agreement and the obligations of any Purchaser arranged by it to purchase Special Warrants, by notice in writing to that effect delivered to the Company prior to or at the Special Warrant Closing Time if:

(i)
any enquiry, action, suit, investigation or other proceeding whether formal or informal (including matters of regulatory transgression or unlawful conduct) is instituted, announced or threatened, or any order or ruling is made by any federal, provincial or other governmental authority or the TSX or any securities regulatory authority, in relation to or against the Company or the Subsidiary or any directors or officers of principal shareholders thereof; or

(ii)
there should develop, occur or come into effect any occurrence, event or incident of any nature, including without limitation, accident, natural disaster, act of terrorism, public protest, governmental law or regulation, or financial occurrence of national or international consequence, which in the sole opinion of the Agent adversely affects or involves, or may adversely affect or involve, the national or international financial markets or the properties, operations, business, affairs, prospects, financial condition or assets of the Company or the Subsidiary or the market price or value or marketability of the securities of the Company; or

(iii)
there is, in the opinion of the Agent, any material change in relation to the Company or the Subsidiary, or if there should, whether as a result of the Agent's continuing due diligence or otherwise, be discovered any previously undisclosed material fact, or if there should occur a change in any material fact or a new material fact should arise such as is contemplated by paragraph 5, which in any case, in the opinion of the Agent, has or could reasonably be expected to have a Material Adverse Effect; or

(iv)	the state of the financial markets is such that in the sole opinion of the Agent it would be unprofitable to offer or continue to offer for sale the Offered Securities;

(v)
the Company is in breach of a material term, condition or covenant of this Agreement required to be fulfilled at or prior to the Special Warrant Closing Time (the Company agreeing that all terms and conditions in this Agreement to be fulfilled at or prior to the Special Warrant Closing Time shall be construed as conditions and complied with so far as the same relate to acts to be performed or caused to be performed by it, that it will use its best efforts to cause such conditions to be complied with, and that the Agent may waive, in whole or in part, or extend the time for compliance with, any terms and conditions of this Agreement without prejudice to their rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Agent only if the same is in writing); or

(vi)
the Company is in breach of any material term of any Ancillary Document or if any of the representations or warranties made by the Company in this Agreement or in any Ancillary Document delivered by the Company in connection with the Offering is false or has become false; or

(vii)
the Agent is not satisfied in its sole discretion with the results of the due diligence review and investigation, conducted by it or on its behalf, of the Company, the Subsidiary or their respective Properties, businesses, operations, affairs, prospects, liabilities (contingent or otherwise), financial condition or assets; or

(viii)	any order to cease trading in securities of the Company is made or threatened by a securities regulatory authority; or

(ix)	any condition precedent set out in paragraph 9 remains outstanding and uncompleted at the Special Warrant Closing Time.

(b)
The rights of termination contained in paragraph 10(a) may be exercised by each of the Agent and are in addition to any other rights or remedies the Agent may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the Agent to the Company or on the part of the Company to the Agent except in respect of any liability which may have arisen or arises after such termination under paragraphs 8, 11, 12, 13 and 14.

(c)
The Agent shall make reasonable best efforts to give the notice to the Company as contemplated by paragraph 10(a) of the occurrence of any of the events or circumstances referred to therein, provided that neither the giving nor the failure to give such notice shall in any way affect the Agent's entitlement to exercise their rights contained in paragraph 10(a) at any time through to the Special Warrant Closing Time.

11  Expenses.

Whether or not the issuance and sale of the Special Warrants or the issuance of the Underlying Securities shall be completed, all reasonable expenses of or incidental to the issue and delivery of such Special Warrants and Underlying Securities and of or incidental to all matters in connection with the transactions herein set out shall be borne by the Company including, without limitation, expenses in connection with the issuance and sale of the Special Warrants all private placement fees required under Securities Laws, all filing fees in connection with the qualification of the Underlying Securities and Underlying Broker Securities for distribution in the Qualifying Jurisdictions, the fees and expenses of counsel to the Company and all local counsel selected by the Company, all costs incurred in connection with the preparation and printing of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material, all TSX and any other listing fees, all fees and expenses of the Company's Auditors, all reasonable expenses of the Agent (including all reasonable travel, meals and accommodation expenses in connection with road show presentations, marketing and due diligence) (with such expenses in excess of $35,000 to be pre-approved by the Company and all disbursements, fees and expenses of legal counsel to the Agent in all jurisdictions. Costs and expenses of the Agent will be payable by the Company in addition to any other fees payable under this Agreement and will be payable at the Special Warrant Closing or forthwith upon the Company receiving an invoice from the Agent. In the event that the Offering is not completed for any reason whatsoever, or the Agent has terminated this Agreement pursuant to paragraph 10, the Company shall be responsible for the payment of all of the expenses of the Agent otherwise payable by the Company under this paragraph without regard to any limit on such expenses. All or part of any of the commission, fees and other expenses to be paid to the Agent under this Agreement may be subject to applicable taxes in which event a corresponding additional amount will be payable by the Company to the Agent.

12  Survival of Representations and Warranties.

All warranties, representations, covenants and agreements herein contained or contained in any documents delivered pursuant to this Agreement and in connection with the transactions herein contemplated shall survive the issuance and sale of the Special Warrants and the issuance of the Underlying Securities and continue in full force and effect for the benefit of the Agent and the Purchasers and shall not be limited or prejudiced by any investigation made by or on behalf of the Agent in connection with the issuance and sale of the Special Warrants or the preparation of the Preliminary Prospectus, the Final Prospectus or otherwise. All warranties, representations, covenants and agreements provided herein shall survive the Special Warrant Closing Date until two years from the Special Warrant Closing Date.

13  Indemnity.

(a)
The Company (the "Indemnifier") agrees to indemnify and save harmless each of the Agent and its shareholders, directors, officers, employees, counsel, partners, affiliates and agents (collectively, the "Indemnified Parties" and individually an "Indemnified Party") from and against all liabilities, claims, actions, suits, proceedings, losses (other than loss of profits), costs, damages and expenses (including legal expenses) in any way caused by, or arising directly or indirectly from, or in consequence of:

(i)
any misrepresentation or alleged misrepresentation contained herein or made by the Company in connection with the issuance and sale of the Special Warrants or the issuance of the Underlying Securities, or contained in the Preliminary Prospectus, Final Prospectus or in any Supplementary Material;

(ii)
any information or statement (except any information or statement relating solely to the Agent or provided by the Agent in writing) contained in the Preliminary Prospectus, Final Prospectus, any Supplementary Material or any Ancillary Documents of the Company delivered pursuant to this Agreement which, at the time and in light of the circumstances under which it was made, contains or is alleged to contain a misrepresentation;

(iii)
any order made or enquiry, investigation or proceeding commenced or threatened by any securities regulatory authority or other competent authority, including the TSX, based upon any untrue statement or omission or alleged untrue statement or alleged omission or any misrepresentation or alleged misrepresentation (except a statement or omission or alleged statement or alleged omission relating solely to the Agent or provided by the Agent in writing) in this Agreement, any Ancillary Document, the Preliminary Prospectus, the Final Prospectus or any Supplementary Material or based upon any failure to comply with Securities Laws (other than any failure or alleged failure to comply by the Agent) which prevents or restricts the trading in or the sale or distribution of the Special Warrants, Underlying Securities or Common Shares in any of the Qualifying Jurisdictions;

(iv)
the non-compliance or alleged (by any applicable regulatory or governmental body) non-compliance by the Company with any applicable laws (including Securities Laws), regulatory requirements or stock exchange rules or policies in connection with the transactions herein contemplated including the Company's non-compliance with any statutory requirement to make any document available for inspection (other than non-compliance resulting from a breach by the Agent of any covenant set out herein or otherwise imposed on the Agent by law);

(v)	any statement contained in the Disclosure Documents which at the time and in the light of the circumstances under which it was made, contained or is alleged to have contained a misrepresentation;

(vi)
the omission or alleged omission to state in any of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material or in this Agreement or any Ancillary Documents of the Company delivered hereunder or pursuant hereto any material fact required to be stated therein or necessary to make any statement therein not misleading in light of the circumstances under which it was made (other than omissions relating solely to the Agent);

(vii)
any misrepresentation or alleged misrepresentation (except any made by the Agent and for which the Agent did not rely on any information provided by the Company or anyone acting on its behalf) relating to the Offering, whether oral or written and whether made during and in connection with the Offering, where such misrepresentation or alleged misrepresentation may give or gives rise to any other liability under any statute in any jurisdiction which is in force on the date of this Agreement;

(viii)
any failure or alleged failure to make timely disclosure of a material change by the Company, where such failure or alleged failure occurs during the Offering or during the period of distribution, where such failure relates to the Offering of the Special Warrants or Underlying Securities and may give or gives rise to any liability under any statute in any jurisdiction which is in force on the date of this Agreement; or

(ix)
any material breach of any representation or warranty of the Company contained herein or the failure of the Company to comply with any of its respective covenants or other obligations hereunder in any material respect.

(b)
With respect to this paragraph 13, the Indemnifier acknowledges and agrees that the Agent is contracting on its own behalf and as agent for the other Indemnified Parties. To the extent that any Indemnified Party is not a party to this Agreement, the Agent shall obtain and hold the right and benefit of the indemnity provisions of this Agreement in trust for and on behalf of such Indemnified Party.

(c)
If any matter or thing contemplated by paragraph 13(a) (any such matter or thing being referred to as a "Claim") is asserted against any Indemnified Party in respect of which indemnification under this paragraph 13 is or might reasonably be considered to be provided, such Indemnified Party will notify the Indemnifier as soon as practicable of the nature of such Claim (provided that any failure to so notify in respect of any potential Claim shall not affect the liability of the Indemnifier hereunder except to the extent that the Indemnifier is prejudiced by such failure) and the Indemnifier shall be entitled (but not required) to assume the defence of any suit brought to enforce such Claim, provided, however, that the defence shall be conducted through legal counsel acceptable to the Indemnified Party (acting reasonably), that no settlement of any such Claim may be made by the Indemnifier or the Indemnified Party without the prior written consent of the other parties (acting reasonably) and the Indemnifier shall not be liable for any settlement of any such Claim unless it has consented in writing to such settlement.

(d)
In any Claim, the Indemnified Party shall have the right to retain other counsel to act on its behalf and to participate in the defence thereof, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless: (i) the Indemnifier and the Indemnified Party shall have mutually agreed to the retention of the other counsel; (ii) the Indemnifier fails to assume the defence of such Claim on behalf of the Indemnified Party within ten days of receiving notice of such Claim; or (iii) the named parties to any such Claim (including any added third or impleaded party) include both the Indemnified Party and the Indemnifier and the Indemnified Party shall have been advised by counsel that representation of the Indemnified Party by counsel for the Indemnifier is inappropriate as a result of potential or actual conflicting interests of those represented; in each of which cases the Indemnifier shall not have the right to assume the defence of such Claim on behalf of the Indemnified Party but the Indemnifier shall be liable to pay the reasonable fees and disbursements of counsel to the Indemnified Party.

(e)
The indemnity of this paragraph 13 shall not apply in respect of any particular Indemnified Party, in the event that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that such losses, expenses, claims, actions, damages or liabilities to which that particular Indemnified Party may be subject were primarily caused by the negligence, fraud or wilful misconduct of that particular Indemnified Party (provided that if such losses, expenses, claims, actions, damages or liabilities were caused only in part by such negligence, fraud or wilful misconduct, the indemnity shall apply only in respect of the proportion of such losses, expenses, claims, actions, damages or liabilities which were not so caused).

14  Contribution.

(a)
In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in paragraph 13 would otherwise be available in accordance with its terms but is, for any reason, held to be unavailable to or unenforceable by the Agent or enforceable otherwise than in accordance with its terms, the Indemnifier and the Agent shall contribute to the aggregate of all claims, expenses, costs, damages and liabilities and all losses (other than loss of profits) of a nature contemplated in this paragraph 14 in such proportions so that the Agent is responsible for the portion represented by the percentage that the aggregate fee payable by the Company to the Agent pursuant to this Agreement bears to the aggregate gross proceeds from the sale of the Special Warrants and the Indemnifier is responsible for the balance, whether or not they have been sued together or sued separately. Notwithstanding the foregoing, the Agent shall not in any event be liable to contribute, in the aggregate, any amounts in excess of such aggregate fee or any portion of such fee actually received. However, no party who has engaged in any fraud, fraudulent misrepresentation or negligence shall be entitled to claim contribution from any person who has not engaged in such fraud, fraudulent misrepresentation or negligence.

(b)
In the event that the Indemnifier may be held to be entitled to contribution from the Agent under the provisions of any statute or at law, the Indemnifier shall be limited to contribution in an amount not exceeding the lesser of:

(i)	the portion of the full amount of the loss or liability giving rise to such contribution for which the Agent is responsible, as determined in paragraph 14(a) above; and

(ii)	the amount of the aggregate fee actually received by the Agent from the Company under this Agreement.

(c)
The rights to contribution provided in paragraph 14 shall be in addition to and not in derogation of any other right to contribution which the Agent or the Indemnifier may have by statute or otherwise at law.

(d)
If the Agent has reason to believe that a claim for contribution may arise, they shall give the Indemnifier notice of such claim in writing, as soon as reasonably possible, but failure to notify the Indemnifier shall not relieve the Indemnifier of any obligation which they may have to the Agent under this paragraph except to the extent the Indemnifier is materially prejudiced by such failure.

15  Advertisements.

The Company acknowledges that the Agent shall have the right, at its own expense, to place such advertisement or advertisements or press releases relating to and following the completion of the sale of the Special Warrants contemplated herein as the Agent may consider desirable or appropriate and as may be permitted by applicable law. The Company and the Agent each agree that it will not make or publish any advertisement or press release in any media whatsoever relating to, or otherwise publicizing, the transaction provided for herein so as to result in any exemption from the prospectus and registration requirements of applicable securities legislation in Canada or the United States, or of any province, territory, possession, administrative district or state thereof, being unavailable in respect of the sale of the Special Warrants and the issuance of Underlying Securities to prospective purchasers. Subject to compliance with applicable law, any press release or advertisement of the Company relating to the Offering will be provided in advance to the Agent and the Company will use its reasonable commercial efforts to agree to the form and substance thereof with the Agent prior to the release thereof.

16  Notices.

Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a "notice") shall be in writing addressed as follows:

If to the Company, at:

Yukon Gold Corporation, Inc.
55 York Street, Suite 401
Toronto, Ontario
M5J 1R7

Attention: President
Telecopy: (416) 865-1250

and, in respect of any notice given to the Company, with a copy to:

MacLeod Dixon LLP
100 Wellington Street West
Suite 500
Toronto, Ontario
M5K 1H1

Attention: Richard Lachcik
Telecopy: (416) 360-8277

Kavinoky Cook LLP
726 Exchange Street
Suite 800
Buffalo, NY 14210

Attention: Jonathan Gardner
Telecopy: (716) 845-6474

If to the Agent, at:

Northern Securities Inc.
150 York Street
Suite 1800
Toronto, Ontario
M5H 3S5

Attention: Doug Harris
Telecopy: (416) 644-0270

and, in respect of any notice given to the Agent, with a copy to:

Fogler, Rubinoff LLP
95 Wellington Street West
Suite 1200
TD Centre
Toronto, Ontario M5J 2Z9

Attention: Eric Roblin
Telecopy: (416) 941-8811

Dorsey & Whitney
Canada Trust Tower
BCE Place
161 Bay Street, Suite 4310
Toronto, Canada M5J 2S1

Attention: Gil Cornblum
Telecopy: (416) 367-7371

or to such other address as any of the parties may designate by notice given to the others.

Each notice shall be personally delivered to the addressee or sent by facsimile transmission to the addressee and a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and a notice which is sent by facsimile transmission shall be deemed to be given and received on the first Business Day following the day on which it is sent.

17  General

17.1  Time of the Essence. Time shall, in all respects, be of the essence hereof.

17.2  Headings. The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

17.3  Entire Agreement. This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings including the Engagement Letter. This Agreement may be amended or modified in any respect by written instrument only.

17.4  Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

17.5  Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Company, the Agent and the Purchasers and their respective successors and permitted assigns; provided that, except as provided herein or in the Subscription Agreements, this Agreement shall not be assignable by either party without the prior written consent of the other.

17.6  Further Assurances. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

17.7  Effective Date. This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

17.8  Counterparts and Facsimile Execution. This Agreement may be executed in any number of counterparts, which taken together shall form one and the same agreement. This Agreement may be executed by one or more of the parties by facsimile transmitted signature and all parties agree that the reproduction of signature by way of facsimile will be treated as though such reproductions were executed originals.

17.9  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Ontario and the laws of Canada applicable therein. Any and all disputes arising under this Agreement, whether as to interpretation, performance or otherwise, shall be subject to the exclusive jurisdiction of the courts of the Province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such province. The parties to this Agreement, to the extent permitted by applicable law hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding brought in the above-named court, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this agreement or the subject matter hereof may not be enforced in or by such court. The parties to this Agreement hereby consent to service of process by mail, at their respective addresses to which notices are to be given to its pursuant hereto. The Company agrees that its submission to jurisdiction and consent to service of process by mail is made for the express benefit of the Agent. Final judgment against either party in any such action, suit or proceeding shall be conclusive, and may be enforced in any other jurisdiction (x) by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of indebtedness or liability of a party therein described or (y) in any other manner provided by, or pursuant to, the laws of such other jurisdiction

[Signatures on following page]

If the Company is in agreement with the foregoing terms and conditions, please so indicate by executing a copy of this letter where indicated below and delivering the same to the Agent.

Yours very truly,

NORTHERN SECURITIES INC.

By:	/s/ Douglas Harris
Name: Douglas Harris Title:

The foregoing is hereby accepted on the terms and conditions herein set forth.

DATED as of the ____ day of December, 2006.

YUKON GOLD CORPORATION, INC.

By:	/s/ Paul Gorman
Name: Paul Gorman Title: Chief Executive Officer

SCHEDULE "A"
SUBSIDIARIES

Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation	% of Issued and Outstanding Share Capital owned by, and entity holding such interest, as of the date hereof
Yukon Gold Corp.	Yukon Territory	100% owned by Yukon Gold Corporation, Inc.

SCHEDULE "B"
PROPERTIES AND PERMITS

Property Name	Permits	Attributed Mining Rights	Expiry Date(s) of Key Permits	Size of Property
Marg Property	Class III (LQ 00106)	Ground base exploration (Quartz)	August 7, 2008	20,000 acres
Mt. Hinton	Class III (LQ 00107)	Area exploration (Quartz)	October 3, 2007	14,000 acres